EXHIBIT 99.1

News Release

COMPANY CONTACT:
Bob Powers
Vice President Investor Relations
(856) 251-2153

CHECKPOINT SYSTEMS, INC. ANNOUNCES
AMENDED AND RESTATED CREDIT AGREEMENT AND
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

Thorofare, New Jersey, July 22, 2010 – Checkpoint Systems, Inc. (NYSE: CKP) today announced that it has entered into an amended and restated credit agreement and note purchase and private shelf agreement, effective July 22, 2010.

The credit agreement provides Checkpoint with a $125 million four-year senior secured multi-currency revolving credit facility.  This credit facility amended the terms of Checkpoint’s existing $125 million senior secured multi-currency revolving credit facility, dated April 30, 2009.  The amendments primarily reflect an extension of the term of the credit facility, reductions in the interest rates charged on the outstanding balances, and favorable changes with regard to the collateral provided under the credit agreement.

Under the note purchase and private shelf agreement, Checkpoint issued to the purchasers five-year Series A Senior Secured Notes in an aggregate principal amount of $25 million, six-year Series B Senior Secured Notes in an aggregate principal amount of $25 million, and seven-year Series C Senior Secured Notes in an aggregate principal amount of $25 million.

“Our ability to amend our credit facility at reduced rates and extended terms and the note placement is a positive reflection on the financial strength of Checkpoint,” said Rob van der Merwe, Chairman, President and Chief Executive Officer of Checkpoint Systems.

Further details are available in the Form 8-K filed today with the U.S. Securities and Exchange Commission.

Amended and Restated Credit Agreement - July 22, 2010        Page 2

Checkpoint Systems, Inc.

Checkpoint Systems is a global leader in shrink management, merchandise visibility and apparel labeling solutions. Checkpoint enables retailers and their suppliers to reduce shrink, improve shelf availability and leverage real-time data to achieve operational excellence. Checkpoint solutions are built upon 40 years of RF technology expertise, diverse shrink management offerings, a broad portfolio of apparel labeling solutions, market-leading RFID applications, innovative high-theft solutions and its Web-based Check-Net® data management platform.  As a result, Checkpoint customers enjoy increased sales and profits by improving supply-chain efficiencies, by facilitating on-demand label printing and by providing a secure open-merchandising environment enhancing the consumer’s shopping experience.  For more information, visit www.checkpointsystems.com.

Caution Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.”  By their nature, forward-looking statements address matters that are subject to risks and uncertainties.  Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include: our ability to integrate our acquisitions and to achieve our financial and operational goals for our acquisitions; changes in international business conditions; foreign currency exchange rate and interest rate fluctuations; lower than anticipated demand by retailers and other customers for our products; slower commitments of retail customers to chain-wide installations and/or source tagging adoption or expansion; possible increases in per unit product manufacturing costs due to less than full utilization of manufacturing capacity as a result of slowing economic conditions or other factors; our ability to provide and market innovative and cost-effective products; the development of new competitive technologies; our ability to maintain our intellectual property; competitive pricing pressures causing profit erosion; the availability and pricing of component parts and raw materials; possible increases in the payment time for receivables as a result of economic conditions or other market factors; changes in regulations or standards applicable to our products; the ability to implement cost reduction in field service, sales, and general and administrative expense, and our manufacturing and supply chain operations without significantly impacting revenue and profits; our ability to maintain effective internal control over financial reporting; and additional matters disclosed in our Securities and Exchange Commission filings.  We do not undertake to update our forward-looking statements, except as required by applicable securities laws.